EXHIBIT 99.1
Interwoven Announces First Quarter Financial Results
First Quarter Revenues of $52.7 Million; 74 New Customers
SUNNYVALE, Calif. – April 17, 2007 - Interwoven, Inc. (NASDAQ: IWOV), a global leader in content management solutions, today announced selected financial results for the three months ended March 31, 2007.
Interwoven reported total revenues of $52.7 million for the first quarter of 2007, an increase of 13% from total revenues of $46.5 million for the first quarter last year. License revenues for the first quarter of 2007 were $19.6 million, an increase of 12% over the same period last year. Support and service revenues increased by 15% from the first quarter last year to $33.1 million for the first quarter of 2007.
As of March 31, 2007, cash, cash equivalents and investments totaled $188.3 million, an increase of $11.9 million during the first quarter of 2007. Deferred revenues on March 31, 2007 increased to $62.3 million from $57.8 million on December 31, 2006, an increase of $4.5 million.
Interwoven is not providing other consolidated financial results at this time as the company is conducting a voluntary review of its historical stock option grant processes and this review is not complete.
“Q1 was an excellent quarter for Interwoven. What a privilege it is to join this company at such an exciting time. It is precisely because Interwoven is so well poised for growth that I chose to accept this opportunity,” said Joseph Cowan, newly-appointed chief executive officer and director at Interwoven. “I am committed to building one of the world’s leading software companies, and Interwoven has the foundation. An innovative culture, a strong team, robust solutions, solid vision and strategy, and our place in a strategic and critical market, all demonstrate that this company is poised for continued innovation and market leadership. Another proof point of this growth opportunity is the significant and comprehensive product launch we announced this quarter.”
Customer Momentum
In the first quarter, Interwoven added 74 new customers. Customers that selected Interwoven in the first quarter included Alexandria Real Estate, Bridgewater Associates, California Department of Transportation, Carlton Fields PA, Carphone Warehouse, Clear Channel Outdoors, eChina Cash Corporation, EMAK Worldwide Service Corp, Lenovo, Sikorsky Aircraft, Stroock & Stroock & Lavan LLP, and AB Volvo.
Interwoven also received orders from many existing customers, including All State Insurance, Amtrak, Appleby Hunter Bailhache, Associated British Foods, Australian Renewable Fuels Limited, British Telecommunications, BigBand Networks, California Department of Health Services, ENI S.p.A, Hughes Hubbard & Reed LLP, NEC Corporation, Paul Hastings, Philips Corporation, Janofsky & Walker LLP, Sky Italia, and SJ Berwin.
New Solution Launch and Product Enhancements
During the first quarter, Interwoven announced one of the most significant and comprehensive product launches in the company’s history. In March, the company announced a series of new enterprise solutions — Interwoven Segmentation and Analytics and Interwoven Collaborative Document Management. The new Interwoven Segmentation and Analytics solution, plus the enhanced Interwoven Collaborative Document Management solution together address the full spectrum of content-centric solutions required by organizations today. More than ever before, Interwoven solutions deliver a better business experience for internal stakeholders and a more compelling customer experience for external stakeholders.
•	Interwoven Segmentation and Analytics gives leading brands a powerful platform to deliver a richer and more relevant online customer experience, enabling increased online customer conversions. This solution includes Interwoven Targeting, an innovative, new product for segmenting customers and dynamically targeting content and offers.

•	Interwoven Collaborative Document Management is an enhanced version of our document management solution that increases business agility by optimizing the business experience of internal stakeholders by streamlining collaboration of document-intensive enterprise processes. This solution works behind the scenes to enhance operational efficiency and improve decision-making so organizations can effectively turn content into a powerful asset for improving customer relationships and driving top-line revenue growth.
Product News and Leadership
•	Interwoven Records Manager reached a significant milestone and received U.S. Department of Defense 5015.2 certification. Interwoven Records Manager manages both physical and electronic records in one unified environment. The product received U.S. Department of Defense 5015.2 certification which is the de-facto benchmark for records management products for both the government and enterprises.
Company Developments
•	Joe Cowan Appointed CEO and Director: The Interwoven board of directors appointed Joseph L. Cowan as Interwoven’s chief executive officer and director. Cowan brings to Interwoven a proven track record in executive management of enterprise software companies with broad product portfolios and global operations. Most recently Cowan served as chief executive officer of Manugistics Group, Inc. a leading global provider of demand and supply chain management solutions. Prior to joining Manugistics, Cowan was president and chief executive officer at EXE Technologies.

•	GearUp 2007: GearUp 2007 is the industry’s premier event for dialogue on how content, properly leveraged, can fuel revenue growth. With nearly 1,000 expected attendees, our sixth annual GearUp, promises to be the most compelling one to date as it features a marquee lineup of visionary keynotes, showcases over 40 Interwoven customer speakers, illustrates the new breadth and extended capabilities of our solutions, and underscores how Interwoven helps organizaitons leverage content to pursue growth and new opportunities. A record 54 partner organizations have committed their sponsorship of the event, including Avenue A/Razorfish, BEA, Microsoft, Research in Motion , Tibco, and more. GearUp 2007 will take place April 25-27, at the Palace Hotel in San Francisco. To register or learn more about GearUp 2007, please visit www.interwoven.com/gearup.

•	The Marketing / IT Visionary Summit: As part of GearUp 2007, Interwoven will also host an exclusive peer forum for senior marketing and IT executives. Entitled “A New Dialogue, A Shared View of Growth,” this summit aims to initiate a “new dialogue” that allows marketing and IT to jointly achieve more effective business outcomes than if they went it alone. Through interactive dialogues and practical exercises, participants will examine the increasingly vital roles they play in their organization, identify specific trends their company can capitalize on, and help chart a unified course for driving the initiatives that will achieve common goals. To register, or more information on The Visionary Summit, please visit www.interwoven.com/visionarysummit.

Conference Call Information
Interwoven’s 2007 first quarter results and its revenue outlook for the second quarter of 2007 will be discussed today, April 17, 2007 at 2:00 p.m. PDT (5:00 p.m. EDT).

Time:	2:00 p.m. PDT (5:00 p.m. EDT)
Live Dial-in #:	(913) 981-4901
Replay #:	(719) 457-0820 or (888) 203-1112
Pass code:	1644804
Audio Webcast instructions will be available on Interwoven’s Website at http://www.interwoven.com/investors. The call replay will be available starting on April 17, 2007 at approximately 5:00 p.m. PT for a limited period.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking” statements, including statements about historical results that may suggest trends in our business. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Our forward-looking statements include management quotations, statements about customer momentum, and solutions and products. Actual results could differ materially from our current expectations as a result of many factors including: the fact that there can be no assurance as to the length, cost or outcome of the company’s review of historical option grant practices and the company’s accounting for its option grants, or as to the potential impact of that review (including any possible accounting impact); our ability to develop new products, services, features and functionality successfully and on a timely basis; customer acceptance of our solutions; changes in customer spending on enterprise content management initiatives; our ability to cross-sell and up-sell additional products into our installed base of customers; the success of our strategic business alliances; intense competition in our markets; changes in key personnel; the introduction of new products or services by competitors; and the ongoing consolidation in our markets. These and other risks and uncertainties associated with our business are described in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K, which are on file with the Securities and Exchange Commission and available through www.sec.gov.
About Interwoven
Interwoven is a global leader in content management solutions. Interwoven’s software and services enable organizations to effectively leverage content to drive business growth by improving the customer experience, increasing collaboration, and streamlining business processes in dynamic environments. Our unique approach combines user-friendly simplicity with robust IT performance and scalability to unlock the value of content. Today, more than 3,800 enterprise and professional services organizations worldwide have chosen Interwoven, including: adidas, Airbus, Avaya, Cisco, DLA Piper, the Federal Reserve Bank, FedEx, HSBC, LexisNexis, Microsoft, Samsung, Shell, Samsonite, White & Case, and Yamaha. Over 19,000 developers and over 300 partners enrich and extend Interwoven’s offerings. To learn more about Interwoven, please visit www.interwoven.com.
Investor Relations Contact:
Brian Andersen
Interwoven, Inc.
(408) 530-5801
bandersen@interwoven.com
Media Relations Contact:
Danielle Hamel
Interwoven, Inc.
(408) 530-7043
dhamel@interwoven.com

INTERWOVEN, INC.
Selected Consolidated Financial Results
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006
Revenues:
License	$19,614	$17,569
Support and service	33,102	28,889

Total revenues	$52,716	$46,458

	Mar. 31, 2007	Dec. 31, 2006
Cash, cash equivalents and investments	$188,344	$176,461

Accounts receivable, net	$32,757	$34,492

Deferred revenues	$62,277	$57,818